Exhibit 10.1

June 1, 2018

Nick L. Stanage, Chairman, Chief Executive Officer and President

Hexcel Corporation

281 Tresser Blvd.

Stamford, CT 06901-3238

Re: Offer of Employment Letter, Dated July 22, 2013

Dear Nick:

We are writing to address an amendment to the confidentiality provisions contained in the Offer of Employment Letter, dated July 22, 2013 (the “Offer of Employment Letter”), between you and Hexcel Corporation (the “Company”). Among other things, the confidentiality provisions contain limitations on your disclosure or use of trade secrets and confidential and proprietary information of the Company, its subsidiaries and its affiliates.  In order to clarify the scope of the confidentiality provisions, we believe it is appropriate to amend and restate the provisions of clause (J) of the Offer of Employment Letter as follows:

(J) In addition to any obligation regarding Inventions, you acknowledge that the trade secrets and confidential and proprietary information of the Company, its subsidiaries and affiliates, including without limitation:

(1) unpublished information concerning:

(i)    research activities and plans

(ii)   marketing or sales plans

(iii)  pricing or pricing strategies

(iv)  operational techniques, and

(v)   strategic plans;

(2) unpublished financial information, including information concerning revenues, profits and profit margins;

(3) internal confidential manuals; and

Hexcel Corporation

Two Stamford Plaza, 281 Tresser Boulevard, Stamford CT 06901-3261, USA,

Tel: (203) 969-0666 • Fax: (203) 358-3973 • www.hexcel.com

(4) any “material inside information” as such phrase is used for purposes of the Securities Exchange Act of 1934, as amended,

all constitute valuable, special and unique information of the Company, its subsidiaries and affiliates.  In recognition of this fact, you agree that you will not disclose any such trade secrets or confidential or proprietary information (except (i) information which becomes publicly available without violation of this offer letter, (ii) information of which you, prior to disclosure by you, did not know and should not have known, was disclosed to you by a third party in violation of any other person’s confidentiality or fiduciary obligation, (iii) disclosure required in connection with any legal process (provided you promptly give the Company written notice of any legal process seeking to compel such disclosure and reasonably cooperate in the Company’s attempt to eliminate or limit the scope of such disclosure) and (iv) disclosure while employed by the Company which you reasonably and in good faith believe to be in or not opposed to the interests of the Company) to any person, firm, corporation, association or other entity, for any reason or purpose whatsoever, nor shall you make use of any such information for the benefit of any person, firm, corporation or other entity except on behalf of the Company, its subsidiaries and affiliates.

Notwithstanding the foregoing, nothing in this offer letter shall prohibit or restrict you from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or filing a claim or assisting with an investigation directly with a government agency or entity or a self-regulatory authority, or from making other disclosures that are protected under the whistleblower provisions of any applicable law or regulation.  You need not notify the Company that you are engaging in the activities described in the preceding sentence.  However, under no circumstance will you be authorized to disclose any information covered by attorney-client privilege or attorney work product of the Company or any of its subsidiaries to any third party without prior written consent of the Company’s General Counsel or other officer designated by the Board of Directors of the Company.  Moreover, if you are required by law to disclose confidential information, other than to a government agency or entity or a self-regulatory authority, you shall give prompt written notice to the General Counsel of the Company and reasonably cooperate in the Company’s attempt to eliminate or limit the scope of such disclosure.

In addition, you acknowledge our advice to you that the U.S. Defend Trade Secrets Act of 2016 provides criminal and civil immunity to U.S. federal and state claims for trade secret misappropriation to individuals who disclose a trade secret to their attorney, a court, or a government official in certain confidential circumstances that are set forth in 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2) related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law.

Hexcel Corporation

Two Stamford Plaza, 281 Tresser Boulevard, Stamford CT 06901-3261, USA,

Tel: (203) 969-0666 • Fax: (203) 358-3973 • www.hexcel.com

In all other respects, the provisions of the Offer of Employment Letter will remain in effect.

Please indicate your agreement with the foregoing by signing and returning a copy of this letter to me.

Sincerely,

HEXCEL CORPORATION

By: /s/ Gail E. Lehman_____________________

Gail. E. Lehman

Executive Vice President and General Counsel

/s/ Nick L. Stanage________________

NICK L. STANAGE

Hexcel Corporation

Two Stamford Plaza, 281 Tresser Boulevard, Stamford CT 06901-3261, USA,

Tel: (203) 969-0666 • Fax: (203) 358-3973 • www.hexcel.com